                                                                 Exhibit (h)(22)

                     RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

      This RESTATED EXPENSE LIMITATION AGREEMENT (this "Agreement"), by and between ING Investments, LLC (the "Investment Manager") and ING Equity Trust (the "Registrant") effective this 1st day of August, 2003, restates the Amended and Restated Expense Limitation Agreement dated September 23,2002 between Investment Manager, Aeltus Investment Management, Inc. and the Registrant. If the Registrant is a series fund investment company, then the Registrant is entering into this Agreement on behalf of, and this Agreement shall apply to, each series of the Registrant set forth on Schedule A hereto (each a "Fund," collectively the "Funds"), as such schedule may be amended from time to time to add or delete series. If the Registrant is not a series fund investment company, then this Agreement shall apply to the Registrant, and the use of the terms "Fund" or "Funds" herein shall refer to the Registrant.

      WHEREAS, the Registrant is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company; and

      WHEREAS, the Registrant and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with a Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code
Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

      WHEREAS, the Registrant and the Investment Manager have entered into an investment management agreement (the "Management Agreement"), pursuant to which the Investment Manager provides investment advisory services to each Fund; and

      WHEREAS, the Registrant and the Investment Manager have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund might otherwise be subject.

      NOW, THEREFORE, the parties hereto agree as follows:

1.    Expense Limitation.

      1.1 Applicable Expense Limit. To the extent that the ordinary operating expenses, including but not limited to investment advisory fees payable to the Investment Manager, but excluding interest, taxes, other investment-related costs, leverage expenses (as defined below), extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by such Fund's trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager (the "Fund Operating Expenses"), incurred by a class of a Fund listed on Schedule A in any fiscal year exceed the Operating Expense Limit, as defined in Section 1.2 below, for such class for such fiscal year, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager. For the purposes of this Agreement, leverage expenses shall mean fees, costs and expenses incurred by a Fund's use of leverage (including, without limitation, expenses incurred by a Fund in creating, establishing and maintaining leverage through borrowings or the issuance of preferred shares).


      1.2 Operating Expense Limit. The Operating Expense Limit in any fiscal year with respect to each class of a Fund shall be the amount specified in Schedule A.


      1.3 Daily Computation. The Investment Manager shall determine on each business day whether the aggregate fiscal year to date Fund Operating Expenses for any class of a Fund exceed the Operating Expense Limit, as such Operating Expense Limit has been pro-rated to the date of such determination (the "Pro-Rated Expense Cap"). If, on any business day, the aggregate fiscal year to date Fund Operating Expenses for any class of a Fund do not equal the Pro-Rated Expense Cap for that class, the amount of such difference shall be netted against the previous day's accrued amount for Excess Amounts or Recoupment Amounts (as defined below), and the difference shall be accrued for that day as an Excess Amount or Recoupment Amount as applicable.

      1.4 Payment. At the end of each month, the accruals made pursuant to
Section 1.3 above shall be netted, and the result shall be remitted by the Investment Manager to the Fund if such netting results in an Excess Amount, and it shall be remitted to the Investment Manager if such netting results in a Recoupment Amount and the Investment Manager is entitled to a Recoupment Amount pursuant to Section 2.1 below. Any such amounts remitted to a Fund, or repaid by a Fund, shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Multiple Class Plan Pursuant to Rule 18f-3 under the
1940 Act. The Registrant may offset amounts owed to a Fund pursuant to this Agreement against the Fund's advisory fee payable to the Investment Manager.

2. Right to Recoupment. If the Investment Manager has waived or reduced any investment advisory fees, or made any payments pursuant to Section 1.4 above, relating to any of the 36 months immediately preceding any month end calculation pursuant to Section 1.4 above, the Investment Manager shall be entitled to recoup from a Fund any such investment advisory fees waived or reduced and any such payments made (collectively, a "Recoupment Amount"), if (i) on the date of any calculation under Section 1.3, the aggregate fiscal year to date Fund Operating Expenses for any class of a Fund are less than that day's Pro-Rated Expense Cap for that class, and (ii) such Recoupment Amounts have not already been recouped. Any amounts recouped from a class of a Fund shall be recouped in accordance with the principles of the Fund's Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. Amounts recouped shall be allocated to the oldest Recoupment Amounts during such 36-month period until fully recouped, and thereafter to the next oldest Recoupment Amounts, and so forth.

3. Term and Termination. This Agreement shall have an initial term with respect to each Fund ending on the date indicated on Schedule A, as such schedule may be amended from time to time. Thereafter, this Agreement shall automatically renew for one-year terms with respect to a Fund unless the Investment Manager provides written notice of the termination of this Agreement to a lead Independent Trustee of the Registrant within 90 days of the end of the then current term for that Fund. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to such Fund, or it may be terminated by the Registrant, without payment of any penalty, upon written notice to the Investment Manager at its principal place of business within 90 days of the end of the then current term for a Fund.

4. Miscellaneous.

      4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      4.2 Interpretation. Nothing herein shall be deemed to require the Registrant or a Fund to take any action contrary to the Registrant's articles of incorporation, declaration of trust, or similar governing document, an applicable prospectus or statement of additional information, or any applicable statutory or regulatory requirement, or to relieve or deprive the Registrant's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Registrant or the Funds.

      4.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

      4.4 Amendments. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

ING EQUITY TRUST                         ING INVESTMENTS, LLC

By: /s/ Robert S. Naka                   By: /s/ Michael J. Roland
----------------------------             --------------------------------
Name: Robert S. Naka                     Name: Michael J. Roland
Title: Senior Vice President             Title: Executive Vice President

                                   SCHEDULE A

                               WITH RESPECT TO THE

                     RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                          GUARANTEE                  MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                              MATURITY DATE           (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                              -------------           ----------------------------------------
                                                                Class A    Class B    Class C    Class Q
ING Principal Protection Fund             October 11, 2006        1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund II          January 31, 2007        1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund III         June 5, 2007            1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund IV          October 8, 2007         1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund V           January 22, 2008        1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund VI          April 22, 2008          1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund VII         June 26, 2008           1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund VIII**      October 15, 2008        1.75%      2.50%      2.50%      1.75%
ING Principal Protection Fund IX**        January 15, 2009        1.75%      2.50%      2.50%      1.75%

                                                                          /s/ HE
                                                                          ------
                                                                              HE

Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III, on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI, ING Principal Protection Fund VII, ING Principal Protection Fund VIII, and ING Principal Protection Fund IX.

----------
* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in
      Section 3.

** This Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

[MBIA LETTERHEAD]


June 24, 2003

ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Aeltus Investment Management, Inc.
10 State House Square, SH 11
Hartford, Connecticut 06130-3602

ING Equity Trust
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

      Re:   Consent to Revisions to the Expense Limitation Agreement

Ladies and Gentlemen:

Reference is hereby made to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated January 14, 2002, and further amended by the Second Amendment dated March 28, 2002, the Third Amendment dated August 20, 2002, the Fourth Amendment dated October 30, 2002, the Fifth Amendment dated November 12, 2002, the sixth Amendment dated February 10, 2003, and the Seventh Amendment dated March 24, 2003 among MBIA Insurance Corporation, a New York monoline stock insurance company (the "Insurer"); ING Investments, LLC, an Arizona limited liability company ("ING") (successor to ING Pilgrim Investments, LLC, a Delaware limited liability company); Aeltus Investment Management, Inc., a Connecticut corporation; and ING Equity Trust, a Massachusetts business trust (formerly known as Pilgrim Equity Trust).

In accordance with Sections 6.l(c), 6.2(c), and 6.3(b) of the Agreement, the Insurer hereby consents to the amendments to the Expense Limitation Agreement as set forth in the form attached hereto as Exhibit 1. The Insurer understands that such revisions are applicable to ING Principal Protection Fund, ING Principal Protection Fund II, ING Principal Protection Fund III, ING Principal Protection Fund IV, ING Principal Protection Fund V, ING Principal Protection Fund VI, ING Principal Protection Fund VII, and any other fund to be added under the Agreement in the future.

                                         MBIA INSURANCE CORPORATION
                                         By:   /s/ Paul C. Roberts
                                         Name: Paul C. Roberts
                                         Title:  Vice President

Attachment: Exhibit 1-Revised Expense Limitation Agreement

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                             ING INVESTMENTS, LLC,

                       AELTUS INVESTMENT MANAGEMENT, INC.
                                      AND
                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

                                                 GUARANTEE                 MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                    MATURITY DATE           (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                                    -------------           ----------------------------------------
                                                                        Class A   Class B  Class C  Class Q
ING Principal Protection Fund                  October 11, 2006            1.75%   2.50%    2.50%    1.75%
ING Principal Protection Fund II               January 31, 2007            1.75%   2.50%    2.50%    1.75%
ING Principal Protection Fund III              June 5, 2007                1.75%   2.50%    2.50%    1.75%
ING Principal Protection Fund IV               October 15, 2008            1.75%   2.50%    2.50%    1.75%
ING Principal Protection Fund V                January 22, 2008            1.75%   2.50%    2.50%    1.75%
ING Principal Protection Fund VI               April 22, 2008              1.75%   2.50%    2.50%    1.75%
ING Principal Protection Fund VII**            July 15, 2008               1.75%   2.50%    2.50%    1.75%


                                                                          /s/ HE
                                                                          ------
                                                                              HE
Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III, on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI and ING Principal Protection Fund VII.

----------
* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraph 4 and 5.4.

** This Amended Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of April 3, 2003.

ING INVESTMENTS, LLC

/s/  Michael J. Roland
------------------------------
Name: Michael J. Roland
Title: Executive Vice President


AELTUS INVESTMENT MANAGEMENT, INC.

/s/ Michael Gioffre
-----------------------------
Name: Michael Gioffre
Title: Senior Vice President


ING EQUITY TRUST

/s/ Robert S. Naka
-----------------------
Name:Robert S. Naka
Title: Senior Vice President

(ING LETTERHEAD)

June 24, 2003


Board of Trustees
ING Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034

RE:   VOLUNTARY EXPENSE LIMITATIONS

Ladies and Gentlemen:

For the Class A, B, C and Q shares of ING Principal Protection Fund VII (the "Fund"), a series of ING Equity Trust, ING Investments, LLC shall waive or lower its investment management fee in accordance with the Restated Expense Limitation Agreement between ING Investments, LLC and ING Equity Trust, dated September
23, 2002, by 0.80%, as if the Maximum Operating Expense Limits specified in Schedule A of the Restated Expense Limitation Agreement were as follows:

   MAXIMUM OPERATING EXPENSE LIMIT
(AS A PERCENTAGE OF AVERAGE NET ASSETS)

Class A      Class B    Class C    Class Q
0.95%        1.70%      1.70%      0.95%

The method of computation to determine the amount of the fee waiver and the definitions as set forth in the Expense Limitation Agreement shall apply.

We will reduce our fees by the 0.80% for the duration of the Guarantee Period; however, we retain the right, subject to approval by the Board of Trustees, to revise or rescind this waiver. This Agreement shall terminate upon termination of the Restated Expense Limitation Agreement.

Sincerely,

/s/ Michael J. Roland

Michael J. Roland
Executive Vice President

(ING LETTERHEAD)


August 21, 2003

Board of Trustees
ING Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034

RE:   VOLUNTARY EXPENSE LIMITATIONS

Ladies and Gentlemen:

Pursuant to our letter agreement dated June 24, 2003, whereby we waived an additional 0.80% (80 basis points) to affect a waiver of the investment management fee for the Class A, B and C shares of ING Principal Protection Fund VII (the "Fund"), a series of ING Equity Trust, we hereby modify the voluntary expense limitations outlined in that agreement.

Rather than calculating the fees based on the actual percentage of assets in the Equity Component as outlined in the Restated Expense Limitation Agreement, fees collected will be based upon a target percentage of assets in the Equity Component according to the schedule below.

TOTAL EQUITY        MAXIMUM OPERATING EXPENSE LIMIT
RATIO           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                  CLASS A      CLASS B      CLASS C
                  -------      -------      -------
27% - 30%         1.75%        2.50%        2.50%
24% - 26%         1.55%        2.30%        2.30%
21% - 23%         1.35%        2.10%        2.10%
18% - 20%         1.15%        1.90%        1.90%
16% - 17%         0.95%        1.70%        1.70%

Under the fee schedule, the target equity ratio, calculated daily by the model above, will determine when any increase in fee level would occur. Once a particular fee level is reached, it will not be reduced even if the equity percentage declines as a result of a decline in the equity market. The new fee will be collected and will be used in subsequent model calculations to determine the equity ratio.

This Agreement shall terminate upon termination of the Expense Limitation Agreement.

Sincerely,

/s/ Michael J. Roland
--------------------------
Michael J. Roland
Executive Vice President